Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports Fourth Quarter 2018 Results;

Provides Full Year 2019 Outlook

Boca Raton, Florida, February 21, 2019 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended December 31, 2018.

Highlights of the fourth quarter include:

•	Net income of $57.2 million or $0.50 per share

•	AFFO per share growth of 15.2% over the year earlier period on a constant currency basis

•	Added 221 sites to our portfolio during the quarter, growing our portfolio 6.0% for the year

•	Repurchased 2.2 million shares during the quarter

•	Tower cash flow and Adjusted EBITDA margins of 80.2% and 70.5%, respectively

“We ended 2018 with our best quarter of the year, posting strong results and seeing solid momentum as we move into 2019,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “In 2018 we saw increased leasing activity domestically and internationally and we executed well. We had our best domestic leasing year in four years in terms of revenue added per tower. Tower cash flow margins continue to climb both domestically and internationally, evidencing the quality of our assets and the strength of our performance. We stayed fully invested, allocating capital in substantial amounts to both portfolio growth and stock repurchases. We met our portfolio growth goals, growing the portfolio by 6% in 2018. We have moved into 2019 with solid customer activity and backlogs right from the beginning of the year. We intend to continue to work hard to capture that business. We anticipate staying fully invested to our target net debt leverage range of 7.0x to 7.5x annualized adjusted EBITDA, and to do so through a mix of portfolio growth and stock repurchases. We believe that the combination of favorable customer demand, our strong execution against that demand and smart capital allocation will once again allow us to produce materially increasing amounts of AFFO per share as we move through 2019.”

Operating Results

The table below details select financial results for the three months ended December 31, 2018 and comparisons to the prior year period.

	Q4 2018	Q4 2017	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$444.7	$414.1	$30.6	7.4%	9.9%
Site development revenue	39.1	29.0	10.1	34.9%	34.9%
Tower cash flow (1)	354.1	327.0	27.1	8.3%	10.3%
Net income	57.2	7.7	49.5	642.9%	53.5%
Earnings per share - diluted	0.50	0.06	0.44	733.3%	54.2%
Adjusted EBITDA (1)	339.3	310.1	29.2	9.4%	11.3%
AFFO (1)	229.9	211.8	18.1	8.6%	11.3%
AFFO per share (1)	2.00	1.78	0.22	12.4%	15.2%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Total revenues in the fourth quarter of 2018 were $483.8 million compared to $443.1 million in the year earlier period, an increase of 9.2%. Site leasing revenue in the quarter of $444.7 million was comprised of domestic site leasing revenue of $358.2 million and international site leasing revenue of $86.5 million. Domestic cash site leasing revenue was $356.4 million in the fourth quarter of 2018 compared to $332.9 million in the year earlier period, an increase of 7.1%. International cash site leasing revenue was $85.4 million in the fourth quarter of 2018 compared to $77.2 million in the year earlier period, an increase of 10.5%, or 23.3% excluding the impact of changes in foreign currency exchange rates.

Site leasing operating profit was $351.3 million, an increase of 8.5% over the year earlier period. Site leasing contributed 97.2% of the Company’s total operating profit in the fourth quarter of 2018. Domestic site leasing segment operating profit was $291.7 million, an increase of 8.6% over the year earlier period. International site leasing segment operating profit was $59.5 million, an increase of 8.2% over the year earlier period.

Tower Cash Flow for the fourth quarter of 2018 of $354.1 million was comprised of Domestic Tower Cash Flow of $295.4 million and International Tower Cash Flow of $58.7 million. Domestic Tower Cash Flow for the quarter increased 7.7% over the prior year period and International Tower Cash Flow increased 11.6% over the prior year period. Tower Cash Flow Margin was 80.2% for the fourth quarter of 2018, as compared to 79.7% for the year earlier period.

Adjusted EBITDA for the quarter was $339.3 million, a 9.4% increase over the prior year period. Adjusted EBITDA Margin was 70.5% in the fourth quarter of 2018 compared to 70.6% in the fourth quarter of 2017.

Net Cash Interest Expense was $96.2 million in the fourth quarter of 2018 compared to $83.6 million in the fourth quarter of 2017, an increase of 15.1%.

Net income for the fourth quarter of 2018 was $57.2 million, or $0.50 per share, and included a $24.0 million gain, net of taxes, on the currency related remeasurement of U.S. dollar denominated intercompany loans with a Brazilian subsidiary, while net income for the fourth quarter of 2017 was $7.7 million, or $0.06 per share, and included a $20.4 million loss on the currency related remeasurement of U.S. dollar denominated intercompany loans with a Brazilian subsidiary.

AFFO for the quarter was $229.9 million, an 8.6% increase over the prior year period. AFFO per share for the fourth quarter of 2018 was $2.00, a 12.4% increase over the fourth quarter of 2017.

Investing Activities

During the fourth quarter of 2018, SBA purchased 79 communication sites for total consideration of $28.5 million. SBA also built 169 towers during the fourth quarter of 2018. As of December 31, 2018, SBA owned or operated 29,578 communication sites, 16,263 of which are located in the United States and its territories, and 13,315 of which are located internationally. In addition, the Company spent $21.5 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the fourth quarter of 2018 were $92.8 million, consisting of $9.9 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $82.9 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the fourth quarter of 2018, the Company acquired 27 communication sites for an aggregate consideration of $10.7 million in cash. In addition, the Company has agreed to purchase in the U.S. and internationally 264 communication sites for an aggregate amount of $78.1 million. The Company anticipates that the majority of these acquisitions will be consummated by the end of the second quarter of 2019.

Financing Activities and Liquidity

SBA ended the fourth quarter with $10.0 billion of total debt, $7.4 billion of total secured debt, $176.1 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $9.9 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.3x and 5.3x, respectively.

As of the date of this press release, the Company had $205.0 million outstanding under the $1.25 billion Revolving Credit Facility.

During the fourth quarter of 2018, the Company purchased 2.2 million shares of its Class A common stock for $342.0 million, at an average price per share of $158.09 under its $1.0 billion stock repurchase plan authorized on February 16, 2018. All shares purchased were retired. As of the date of this filing, the Company has $204.5 million of authorization remaining under the plan.

On February 1, 2019, the Company, through its wholly owned subsidiary, SBA Senior Finance II LLC, entered into a four year interest rate swap on a portion of its 2018 Term Loan. The Company swapped $1.2 billion of notional value accruing interest at one month LIBOR plus 200 basis points for a fixed rate of 4.495% per annum.

Outlook

The Company is providing its initial full year 2019 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2019 Outlook assumes the acquisitions of only those communication sites under contract at the time of this press release. The Company may spend additional capital in 2019 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2019 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock during 2019 other than repurchases completed as of the date of this press release. The Outlook contemplates one new financing during the third quarter of 2019 to refinance the Company’s 2014-1C Tower Securities. The assumed interest rate of this new financing is 4.25%. There are no additional new financings contemplated in our 2019 Outlook.

The Company’s Outlook assumes an average foreign currency exchange rate of 3.80 Brazilian Reais to 1.0 U.S. Dollar and 1.30 Canadian Dollars to 1.0 U.S. Dollar for the full year 2019 outlook.

(in millions, except per share amounts)	Full Year 2019
Site leasing revenue (1)	$1,820.0	to	$1,840.0
Site development revenue	$105.0	to	$125.0
Total revenues	$1,925.0	to	$1,965.0
Tower Cash Flow (2)	$1,465.0	to	$1,485.0
Adjusted EBITDA (2)	$1,370.0	to	$1,390.0
Net cash interest expense (3)	$383.0	to	$393.0
Non-discretionary cash capital expenditures (4)	$32.0	to	$42.0
AFFO (2)	$910.0	to	$965.0
AFFO per share (2) (5)	$7.95	to	$8.44
Discretionary cash capital expenditures (6)	$225.0	to	$245.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures.
(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 114.4 million. Our Outlook does not include the impact of any repurchases of the Company’s stock during 2019 other than those completed as of the date of this press release.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on Thursday, February 21, 2019 at 5:00 PM (EST) to discuss the quarterly results. The call may be accessed as follows:

When:	Thursday, February 21, 2019 at 5:00 PM (EST)
Dial-in Number:	(800) 230-1074
Conference Name:	SBA fourth quarter results
Replay Available:	February 21, 2019 at 8:00 PM to March 7, 2019 at 11:59 PM (TZ: Eastern)
Replay Number:	(800) 475-6701
Access Code:	463369
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and our earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) customer demand and its ability to capture demand, (ii) the impact of customer demand, operational performance, and capital allocation on its ability to increase AFFO per share, (iii) capital allocation and the Company’s target net debt leverage range, (iv) the Company’s financial and operational guidance for the full year 2019, (v) the timing of closing for currently pending acquisitions, (vi) additional capital spending in 2019, (vii) financing of indebtedness in 2019, and (viii) foreign exchange rates and their impact on the Company’s financial and operational guidance.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth; (3) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the impact of continued consolidation among wireless service providers, including the impact of the potential T-Mobile and Sprint merger, on the Company’s leasing revenue; (6) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (8) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for its business while seeking to attain its investment goals; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, and internationally; (11) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (12) the ability of the Company to achieve its long-term stock repurchases strategy, which will depend, among other things, on the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions; (13) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2019; and (14) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the availability of sufficient towers for sale to meet our targets, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria. With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and its ability to accurately anticipate the future performance of the acquired towers, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2019 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 1, 2018.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months		For the year
	ended December 31,		ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Site leasing	$444,748	$414,084	$1,740,434	$1,623,173
Site development	39,101	28,989	125,261	104,501

Total revenues	483,849	443,073	1,865,695	1,727,674

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	93,497	90,457	372,296	359,527
Cost of site development	28,806	24,073	96,499	86,785
Selling, general, and administrative (1)	35,626	30,520	142,526	130,697
Acquisition related adjustments and expenses	1,789	5,510	10,961	12,367
Asset impairment and decommission costs	4,356	10,789	27,134	36,697
Depreciation, accretion, and amortization	169,454	162,643	672,113	643,100

Total operating expenses	333,528	323,992	1,321,529	1,269,173

Operating income	150,321	119,081	544,166	458,501

Other income (expense):
Interest income	1,760	2,689	6,731	11,337
Interest expense	(97,939)	(86,334)	(376,217)	(323,749)
Non-cash interest expense	(638)	(733)	(2,640)	(2,879)
Amortization of deferred financing fees	(5,024)	(5,336)	(20,289)	(21,940)
Loss from extinguishment of debt, net	—	—	(14,443)	(1,961)
Other income (expense), net	24,550	(18,636)	(85,624)	(2,418)

Total other expense, net	(77,291)	(108,350)	(492,482)	(341,610)

Income before income taxes	73,030	10,731	51,684	116,891
Provision for income taxes	(15,878)	(3,071)	(4,233)	(13,237)

Net income	$57,152	$7,660	$47,451	$103,654

Net income per common share
Basic	$0.50	$0.07	$0.41	$0.86

Diluted	$0.50	$0.06	$0.41	$0.86

Weighted average number of common shares
Basic	113,517	117,231	114,909	119,860

Diluted	115,010	118,931	116,515	121,022

(1)

Includes non-cash compensation of $9,957 and $9,167 for the three months ended December 31, 2018 and 2017, respectively, and $41,145 and $37,236 for the twelve months ended December 31, 2018 and 2017, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$143,444	$68,783
Restricted cash	32,464	32,924
Accounts receivable, net	111,035	90,673
Costs and estimated earnings in excess of billings on uncompleted contracts	23,785	17,437
Prepaid expenses and other current assets	63,126	49,716

Total current assets	373,854	259,533
Property and equipment, net	2,786,355	2,812,346
Intangible assets, net	3,331,465	3,598,131
Other assets	722,033	650,195

Total assets	$7,213,707	$7,320,205

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$34,308	$33,334
Accrued expenses	63,665	69,862
Current maturities of long-term debt	941,728	20,000
Deferred revenue	108,054	97,969
Accrued interest	48,722	48,899
Other current liabilities	9,802	8,841

Total current liabilities	1,206,279	278,905
Long-term liabilities:
Long-term debt, net	8,996,825	9,290,686
Other long-term liabilities	387,426	349,728

Total long-term liabilities	9,384,251	9,640,414
Shareholders’ deficit:
Prefer. stock-par value $.01, 30,000 shares authorized, no shares issued or outst.	—	—
Common stock - Class A, par value $.01, 400,000 shares authorized, 112,433 and 116,446 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1,124	1,164
Additional paid-in capital	2,270,326	2,167,470
Accumulated deficit	(5,136,368)	(4,388,288)
Accumulated other comprehensive loss	(511,905)	(379,460)

Total shareholders’ deficit	(3,376,823)	(2,599,114)

Total liabilities and shareholders’ deficit	$7,213,707	$7,320,205

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,152	$7,660
Adjust. to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	169,454	162,643
Non-cash asset impairment and decommission costs	4,046	10,107
Non-cash compensation expense	10,187	9,355
Amortization of deferred financing fees	5,024	5,336
(Gain) loss on remeasurement of U.S. denominated intercompany loans	(24,037)	20,403
Other non-cash items reflected in the Statements of Operations	11,868	(959)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(24,772)	(8,943)
Prepaid expenses and other assets	(9,979)	1,280
Accounts payable and accrued expenses	(248)	(5,686)
Accrued interest	14,536	29,231
Other liabilities	13,244	(3,429)

Net cash provided by operating activities	226,475	226,998

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(47,994)	(280,540)
Capital expenditures	(44,846)	(40,734)
Other investing activities	(5,190)	7,082

Net cash used in investing activities	(98,030)	(314,192)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Revolving Credit Facility	205,000	(390,000)
Repayment of Term Loans	(6,000)	(5,000)
Repurchase and retirement of common stock	(342,042)	(331,164)
Proceeds from Senior Notes, net of fees and original issue discount	—	741,108
Other financing activities	25,694	8,084

Net cash (used in) provided by financing activities	(117,348)	23,028

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3,879	(4,001)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	14,976	(68,167)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	163,324	172,462

End of period	$178,300	$104,295

Selected Capital Expenditure Detail

	For the three	For the year
	months ended	ended
	December 31, 2018	December 31, 2018
	(in thousands)
Construction and related costs on new builds	$20,524	$65,553
Augmentation and tower upgrades	14,394	49,372
Non-discretionary capital expenditures:
Tower maintenance	8,024	29,640
General corporate	1,904	5,247

Total non-discretionary capital expenditures	9,928	34,887

Total capital expenditures	$44,846	$149,812

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at September 30, 2018	16,249	13,108	29,357
Sites acquired during the fourth quarter	21	58	79
Sites built during the fourth quarter	3	166	169
Sites decommissioned during the fourth quarter	(10)	(17)	(27)

Sites owned at December 31, 2018	16,263	13,315	29,578

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,
	2018	2017	2018	2017	2018	2017
	(in thousands)
Segment revenue	$358,203	$333,539	$86,545	$80,545	$39,101	$28,989
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(66,498)	(64,922)	(26,999)	(25,535)	(28,806)	(24,073)

Segment operating profit	$291,705	$268,617	$59,546	$55,010	$10,295	$4,916

Segment operating profit margin	81.4%	80.5%	68.8%	68.3%	26.3%	17.0%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue; (ii) Tower Cash Flow and Tower Cash Flow Margin; (iii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); (v) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; and (vi) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1)    Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2)     Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3)    FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4)    Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5)     Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2014 Senior Notes, 2016 Senior Notes, and 2017 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	Fourth quarter 2018 year over year growth rate	Foreign currency impact	Growth excluding foreign currency impact
Total site leasing revenue	7.4%	(2.5%)	9.9%
Total cash site leasing revenue	7.8%	(2.4%)	10.2%
Int’l cash site leasing revenue	10.5%	(12.8%)	23.3%
Total site leasing segment operating profit	8.5%	(2.1%)	10.6%
Int’l site leasing segment operating profit	8.2%	(12.1%)	20.3%
Total site leasing tower cash flow	8.3%	(2.0%)	10.3%
Int’l site leasing tower cash flow	11.6%	(12.2%)	23.8%
Net income	642.9%	589.4%	53.5%
Earnings per share - diluted	733.3%	679.1%	54.2%
Adjusted EBITDA	9.4%	(1.9%)	11.3%
AFFO	8.6%	(2.7%)	11.3%
AFFO per share	12.4%	(2.8%)	15.2%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months ended December 31,		For the three months ended December 31,		For the three months ended December 31,
	2018	2017	2018	2017	2018	2017
	(in thousands)
Site leasing revenue	$358,203	$333,539	$86,545	$80,545	$444,748	$414,084
Non-cash straight-line leasing revenue	(1,782)	(669)	(1,171)	(3,311)	(2,953)	(3,980)

Cash site leasing revenue	356,421	332,870	85,374	77,234	441,795	410,104
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(66,498)	(64,922)	(26,999)	(25,535)	(93,497)	(90,457)
Non-cash straight-line ground lease expense	5,513	6,439	371	950	5,884	7,389

Tower Cash Flow	$295,436	$274,387	$58,746	$52,649	$354,182	$327,036

Tower Cash Flow Margin	82.9%	82.4%	68.8%	68.2%	80.2%	79.7%

Forecasted Tower Cash Flow for Full Year 2019

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2019:

	Full Year 2019
	(in millions)
Site leasing revenue	$1,820.0	to	$1,840.0
Non-cash straight-line leasing revenue	(9.0)	to	(4.0)

Cash site leasing revenue	1,811.0	to	1,836.0
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(366.0)	to	(376.0)
Non-cash straight-line ground lease expense	20.0	to	25.0

Tower Cash Flow	$1,465.0	to	$1,485.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended December 31,
	2018	2017
	(in thousands)
Net income	$57,152	$7,660
Non-cash straight-line leasing revenue	(2,953)	(3,979)
Non-cash straight-line ground lease expense	5,884	7,389
Non-cash compensation	10,187	9,355
Other (income) expense, net	(24,550)	18,636
Acquisition related adjustments and expenses	1,789	5,510
Asset impairment and decommission costs	4,356	10,789
Interest income	(1,760)	(2,689)
Total interest expense (1)	103,601	92,403
Depreciation, accretion, and amortization	169,454	162,643
Provision for taxes (2)	16,105	2,347

Adjusted EBITDA	$339,265	$310,064

Annualized Adjusted EBITDA (3)	$1,357,060	$1,240,256

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)

For the three months ended December 31, 2018 and 2017, these amounts included $227 and $(724), respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended December 31,
	2018	2017
	(in thousands)
Total revenues	$483,849	$443,073
Non-cash straight-line leasing revenue	(2,953)	(3,979)

Total revenues minus non-cash straight-line leasing revenue	$480,896	$439,094

Adjusted EBITDA	$339,265	$310,064

Adjusted EBITDA Margin	70.5%	70.6%

Forecasted Adjusted EBITDA for Full Year 2019

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2019:

	Full Year 2019
	(in millions)
Net income	$77.0	to	$136.0
Non-cash straight-line leasing revenue	(9.0)	to	(4.0)
Non-cash straight-line ground lease expense	20.0	to	25.0
Non-cash compensation	75.0	to	70.0
Other expense (income), net	15.0	to	10.0
Acquisition related adjustments and expenses	15.0	to	10.0
Asset impairment and decommission costs	36.0	to	31.0
Interest income	(8.0)	to	(5.0)
Total interest expense (1)	424.0	to	412.0
Depreciation, accretion, and amortization	695.0	to	685.0
Provision for taxes (2)	30.0	to	20.0

Adjusted EBITDA	$1,370.0	to	$1,390.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

The table below sets forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months ended December 31,
(in thousands, except per share amounts)	2018	2017
Net income	$57,152	$7,660
Real estate related depreciation, amortization, and accretion	168,646	161,766
Adjustments for unconsolidated joint ventures	(263)	992

FFO	$225,535	$170,418
Adjustments to FFO:
Non-cash straight-line leasing revenue	(2,953)	(3,979)
Non-cash straight-line ground lease expense	5,884	7,389
Non-cash compensation	10,187	9,355
Adjustment for non-cash portion of tax provision	12,638	(2,740)
Non-real estate related depreciation, amortization, and accretion	808	877
Amortization of deferred financing costs and debt discounts	5,662	6,069
Other (income) expense, net	(24,550)	18,636
Acquisition related adjustments and expenses	1,789	5,510
Asset impairment and decommission costs	4,356	10,789
Non-discretionary cash capital expenditures	(9,928)	(10,205)
Adjustments for unconsolidated joint ventures	513	(343)

AFFO	$229,941	$211,776

Weighted average number of common shares (1)	115,010	118,931

AFFO per share	$2.00	$1.78

(1)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2019

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2019:

(in millions, except per share amounts)	Full Year 2019
Net income	$77.0	to	$136.0
Real estate related depreciation, amortization, and accretion	686.0	to	678.0
Adjustments for unconsolidated joint ventures	2.0	to	4.0

FFO	$765.0	to	$818.0
Adjustments to FFO:
Non-cash straight-line leasing revenue	(9.0)	to	(4.0)
Non-cash straight-line ground lease expense	20.0	to	25.0
Non-cash compensation	75.0	to	70.0
Non-real estate related depreciation, amortization, and accretion	9.0	to	7.0
Amort. of deferred financing costs and debt discounts	23.0	to	24.0
Other expense (income), net	15.0	to	10.0
Acquisition related adjustments and expenses	15.0	to	10.0
Asset impairment and decommission costs	36.0	to	31.0
Non-discretionary cash capital expenditures	(42.0)	to	(32.0)
Adjustments for unconsolidated joint ventures	3.0	to	6.0

AFFO	$910.0	to	$965.0

Weighted average number of common shares (1)	114.4		114.4

AFFO per share	$7.95		$8.44

(1)

Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2019 other than those repurchases completed as of the date of this press release.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

December 31,
2018
(in thousands)
2013-2C Tower Securities	$575,000
2014-1C Tower Securities	920,000
2014-2C Tower Securities	620,000
2015-1C Tower Securities	500,000
2016-1C Tower Securities	700,000
2017-1C Tower Securities	760,000
2018-1C Tower Securities	640,000
Revolving Credit Facility	325,000
2018 Term Loan	2,388,000

Total secured debt	7,428,000
2014 Senior Notes	750,000
2016 Senior Notes	1,100,000
2017 Senior Notes	750,000

Total unsecured debt	2,600,000

Total debt	$10,028,000

Leverage Ratio
Total debt	$10,028,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(176,147)

Net debt	$9,851,853

Divided by: Annualized Adjusted EBITDA	$1,357,060

Leverage Ratio	7.3x

Secured Leverage Ratio
Total secured debt	$7,428,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(176,147)

Net Secured Debt	$7,251,853

Divided by: Annualized Adjusted EBITDA	$1,357,060

Secured Leverage Ratio	5.3x